UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2006

ENDEAVOR ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square, 17th Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 683-5350

180 Madison Avenue, Suite 2305, New York, New York 10016

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, ENDEAVOR ACQUISITION CORP. (“ENDEAVOR”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING ENDEAVOR’S SECURITIES, REGARDING ITS ACQUISITION (“ACQUISITION”) OF AMERICAN APPAREL, INC. AND ITS AFFILIATED COMPANIES (COLLECTIVELY, “AMERICAN APPAREL”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

ENDEAVOR AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF ENDEAVOR’S STOCKHOLDERS TO BE HELD TO APPROVE THE ACQUISITION.

STOCKHOLDERS OF ENDEAVOR AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ENDEAVOR’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ENDEAVOR’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ ENDEAVOR’S FINAL PROSPECTUS, DATED DECEMBER 15, 2005, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF ENDEAVOR’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: ENDEAVOR ACQUISITION CORP., 7 TIMES SQUARE, 17TH FLOOR, NEW YORK, NEW YORK 10035. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

AMERICAN APPAREL’S FINANCIAL INFORMATION AND DATA CONTAINED HEREIN IN THE EXHIBITS HERETO IS UNAUDITED AND PREPARED BY AMERICAN APPAREL AS A PRIVATE COMPANY, AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN ENDEAVOR’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE ACQUISITION.

Item 1.01 Entry into a Material Definitive Agreement.

General

On December 18, 2006, Endeavor Acquisition Corp. (“Endeavor”) entered into an agreement and plan of reorganization (“Agreement”) by which it will acquire American Apparel, Inc. and its affiliated companies (collectively, “American Apparel”).

American Apparel is a leading provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online. Currently, American Apparel has more than 140 retail locations in 11 countries, including the United States, Canada, England, Germany, Mexico, Japan, Korea, Israel, Switzerland and the Netherlands, with more than 90 new locations opened within the past two years. American Apparel offers more than 20,000 different products, including t-shirts, bathing suits, sweatshirts, jackets and undergarments. All of its clothing is manufactured in the United States with principal manufacturing done at its 800,000 square foot facility in Los Angeles, California. American Apparel’s products are designed to be more tapered and tighter fitting and with bolder colors than similar offerings in the market and are promoted using provocative marketing and branding. Another important aspect of American Apparel’s marketing and branding is its adherence to environmental and employee friendly operating policies.

The Parties

The parties to the Agreement are:

•	Endeavor, a Delaware corporation;

•	AAI Acquisition Corp., a California corporation and a wholly-owned subsidiary of Endeavor (“Merger Sub”);

•	American Apparel Inc., a California corporation (“AAI”);

•	All of the corporations comprising the American Apparel Canada Group (collectively, “CI”);

•	American Apparel, LLC, a California limited liability company (“LLC”);

•	Dov Charney, an owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC (“Mr. Charney”);

•	Sang Ho Lim, the owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Mr. Lim”); and

•	Each of the stockholders of CI, each of whom is a nominee of Mr. Charney, the beneficial owner of all of the capital stock of the CI companies (collectively, the “CI Stockholders”).

The Acquisition Structure

Under the terms of the Agreement:

•	Immediately prior to the acquisition, Mr. Charney will purchase all of the outstanding capital stock and membership interests of the American Apparel companies owned by Mr. Lim;

•	Immediately prior to the acquisition, all of the membership interests of LLC will be contributed to AAI;

•	AAI will be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor; and

•	All of the outstanding capital stock of each of the CI companies will be acquired by Endeavor, with all of the CI companies surviving the transaction as wholly owned subsidiaries of Endeavor.

The stockholders owning all of the outstanding voting stock or membership interests of each of the American Apparel companies have approved and adopted the Agreement in accordance with the applicable corporate or company laws of each such company’s jurisdiction of formation.

The acquisition is expected to be consummated in the summer of 2007, after the required approval by the stockholders of Endeavor and the fulfillment of certain other conditions, as discussed herein.

Post-Acquisition Management

The current executive officers of American Apparel, including Mr. Charney, the current chief executive officer and president of American Apparel, will continue in their positions with American Apparel after the acquisition. Mr. Charney also will become the chief executive officer and president of Endeavor upon consummation of the acquisition. It is the intent of Endeavor and American Apparel to hire qualified persons to serve as chief operating officer, chief financial officer and chief information officer of Endeavor effective as of the close of the acquisition.

Upon consummation of the acquisition, the board of directors of Endeavor will be increased to nine members. The board will include four persons designated by Mr. Charney and four persons designated by certain stockholders of Endeavor as a group (“Founding Endeavor Holders”). The other member of the board shall be mutually designated by Mr. Charney and the Founding Endeavor Holders. All nine designees will be selected prior to the mailing of the definitive proxy statement to Endeavor stockholders in connection with the meeting of the stockholders to consider the acquisition. Two of Mr. Charney’s designees, two of the Founding Endeavor Holders’ designees and the mutual designee shall be “independent directors” within the meaning of the American Stock Exchange rules. Mr. Charney, on the one hand, and the

Founding Endeavor Holders, on the other hand, will enter into a voting agreement pursuant to which they agree to vote for the other’s designees to the board of directors of Endeavor through the annual meeting of the stockholders of Endeavor to be held in 2010.

Transaction Consideration

In exchange for all of the securities of the American Apparel companies outstanding immediately prior to the acquisition, Endeavor will issue 32,258,065 shares of its common stock (“Transaction Shares”), subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition, as described below. 8,064,516 of the Transaction Shares will be placed into escrow to secure the indemnity rights of Endeavor under the Agreement. The escrow will be governed by the terms of an Escrow Agreement.

If American Apparel’s “net debt” at the close of business on the date two business days prior to the closing of the acquisition (“Closing Date Net Debt”) is more than $110,000,000, the number of Transaction Shares to be issued at the closing shall be reduced by that number of shares equal to the Net Debt Transaction Share Reduction Number. The term “Net Debt Transaction Share Reduction Number” means the quotient derived by dividing (i) the difference between the Closing Date Net Debt and $110,000,000 by (ii) $7.75 (rounded up to the nearest share); provided, however, that if Closing Date Net Debt is equal to or less than $110,000,000, the Net Debt Transaction Share Reduction Number shall be zero. The term “net debt” means American Apparel’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts), less American Apparel’s combined consolidated cash and cash equivalents (i.e., all short-term money market instruments and treasury bills and similar instruments).

Mr. Charney shall purchase all of the outstanding capital stock and membership interests of the various American Apparel companies owned by Mr. Lim prior to the closing of the acquisition for $60 million in cash (“Lim Buy Out”). In the event the Lim Buy Out occurs after May 1, 2007, then, in addition to the $60 million purchase price, Mr. Charney shall also pay an additional cash price (“Additional Purchase Price”) equal to (1) $60 million divided by 365, (2) multiplied by 0.20, (3) multiplied by the number of days after May 1, 2007 the Lim Buy Out is consummated. The $60 million purchase price plus any Additional Purchase Price shall be referred to as the “Lim Payment Amount.”

In the event that the Lim Buy Out is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall affect the Lim Buy Out as part of and conditioned upon the consummation of the acquisition by reducing the number of Transaction Shares by the number equal to the Lim Payment Amount divided by $7.75 and paying to Mr. Lim the Lim Payment Amount in cash for the surrender of his capital stock of the American Apparel companies and such cash payment shall be deemed part of the consideration paid by Endeavor for the acquisition.

The Agreement also provides for a $2.5 million cash pool to be available for the granting of bonuses to management employees immediately following the closing of the acquisition. American Apparel also will be permitted to repay at the closing of the acquisition loans made to American Apparel by certain of its directors, officers and employees in an aggregate amount of approximately $5 million. Endeavor also will adopt a performance equity plan under which an aggregate of approximately 2.7 million shares will be available for grant under options and restricted stock awards to employees of Endeavor and American Apparel.

Lock-ups and Registration Rights

The recipients of the Endeavor common stock in the acquisition have agreed not to sell any of the Endeavor common stock they receive in the acquisition until the third anniversary of the closing of the acquisition, subject to certain exceptions.

Beginning three months prior to the end of such lock-up period, the recipients of the Endeavor common stock issued in the acquisition will have the right (exercisable by holders of at least a majority of such common stock) to demand on two occasions that Endeavor cause a registration to be filed and declared effective under the Securities Act of 1933, as amended, covering the resale of any and all of such shares. In addition, such persons will receive piggyback registration rights with respect to such shares.

Covenants

Endeavor and American Apparel have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Agreement also contains additional covenants of the parties, including covenants providing for:

•	The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the acquisitions contemplated by the Agreement;

•	Prior to January 30, 2007, American Apparel to cause the delivery to Endeavor of financial statements for the years ended December 31, 2004 and 2005, audited by a PCOAB-registered accounting firm and unaudited financial statements for the ten months ended October 31, 2006 (the “Finalized Financial Statements”);

•	Endeavor to prepare and file a proxy statement to solicit proxies from the Endeavor stockholders to vote in favor of proposals regarding the adoption of the Agreement and the approval of the acquisition, the change of Endeavor’s name to one selected by American Apparel, the increase of the number of authorized shares of Endeavor common stock from 75,000,000 to 120,000,000, an amendment to Endeavor’s certificate of incorporation deleting or modifying certain portions of Article Sixth thereof (relating to certain actions that will no longer be required after the acquisition)

and the adoption of a performance equity plan providing for the granting of options and other stock-based awards to employees of Endeavor and American Apparel for up to 2,710,000 shares of Endeavor common stock;

•	Endeavor and American Apparel to use their reasonable best efforts to maintain the listing for trading on the American Stock Exchange of Endeavor’s common stock, warrants and units;

•	American Apparel to cause a PCOAB-registered accounting firm to deliver to Endeavor audited consolidated financial statements of the American Apparel companies for the fiscal years ending December 31, 2006 (“Audited 2006 Financials”) on or prior to March 31, 2007. The date such audited financial statements are delivered to Endeavor being the “Audit Delivery Date.”

•	American Apparel to cause such accounting firm, within five business days after the Audit Delivery Date, to prepare and deliver to Endeavor a statement of American Apparel’s EBITDA for the year ending December 31, 2006 (“2006 EBITDA”). “EBITDA” for purposes of the Agreement consists of American Apparel’s net income (loss) plus interest, taxes, depreciation and amortization and non-cash stock compensation expense. For purposes of calculating 2006 EBITDA only, EBITDA will exclude certain items as set forth in the Agreement (such exclusions not to exceed $5,000,000 in the aggregate);

•	Within five days after the Audit Delivery Date, American Apparel to supply Endeavor with all information and documentation reasonably requested by Endeavor and otherwise necessary to reasonably support American Apparel’s projections (collectively, the “Projections”) of its:

•	full-year EBITDA for the year ending December 31, 2007 (“Projected 2007 EBITDA”); and

•	annualized EBITDA as at December 31, 2007 for the immediately following twelve months (“Projected 2008 Annualized Run Rate”).

For purposes of these Projections, EBITDA will exclude certain items and adjustments as set forth in the Agreement.

•	Each of the American Apparel companies, Mr. Charney, the CI Stockholders and Mr. Lim to waive their rights to collect from a trust fund established for the benefit of the Endeavor stockholders who purchased their securities in Endeavor’s IPO to make claims against Endeavor for any moneys that may be owed to them by Endeavor for any reason whatsoever, including breach by Endeavor of the Agreement or its representations and warranties therein;

•	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	Each of Mr. Charney, the CI Stockholders and Mr. Lim, at or prior to closing of the acquisition, to repay to American Apparel all direct and indirect indebtedness and other obligations owed by them to American Apparel and to cause any guarantees given by any of the American Apparel companies on any of their behalves to be terminated;

•	Each of Mr. Charney, the CI Stockholders and Mr. Lim to refrain for a period of four years from the closing of the acquisition, from competing with, or soliciting any customers, employees or suppliers of, Endeavor and the American Apparel companies; and

•	Endeavor and American Apparel to cooperate and use their best efforts to hire, effective as of closing of the acquisition, qualified persons as a chief operating officer, chief financial officer and chief information officer of Endeavor.

Representations and Warranties

The Agreement contains representations and warranties of each of American Apparel and Endeavor relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) contracts, (i) litigation, (j) title to properties, (k) absence of certain changes, (l) employee matters, (m) compliance with laws, (n) compliance with applicable provisions of securities laws, (o) environmental matter and (p) product liability claims. The persons receiving Endeavor common stock in the acquisition has represented and warranted, among other things, as to their accredited investor status, their ownership of the capital equity of the American Apparel companies and the absence of encumbrances on their American Apparel securities.

Conditions to Closing

General conditions

Consummation of the acquisitions is conditioned on the Endeavor stockholders, at a meeting called for these purposes, (i) adopting the Agreement and approving the acquisition, (ii) approving the change of Endeavor’s name, and (iii) approving the increase of the authorized shares of Endeavor’s common stock from 75,000,000 to 120,000,000.

The adoption of the Agreement and approval of the acquisition will require the affirmative vote of the holders of a majority of the shares of Endeavor common stock issued in its IPO (“Public Shares”). The holders of the Endeavor common stock issued prior to its IPO, including the current officers and directors of Endeavor, have agreed to vote such shares in the matter of the adoption of the Agreement and approval of the acquisition to the same effect as the majority of the Public Shares are voted. Additionally, if holders owning 20% or more of the Public Shares both vote against the acquisition and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by Endeavor for the benefit of the holders of the Public Shares, then the transactions contemplated by the Agreement cannot be consummated.

The approval of the Endeavor name change and the increase in the number of authorized shares of Endeavor common stock will require the affirmative vote of the holders of a majority of the outstanding common stock of Endeavor and such approvals are conditions to the consummation of the acquisition. The approval of the performance equity plan will require the affirmative vote of a majority of the outstanding Endeavor common stock present in person or by proxy at the stockholder meeting and the amendment of Article VI of Endeavor’s certificate of incorporation will require the affirmative vote by the holders of a majority of the outstanding common stock of Endeavor, but these approvals are not conditions to the consummation of the acquisition.

In addition, the consummation of the acquisitions contemplated by the Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such acquisitions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Agreement have been materially complied with by each party, (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings and (v) Endeavor’s common stock being quoted on the American Stock Exchange, NASDAQ or the OTC Bulletin Board.

The closing of the acquisition is also conditioned upon the consummation of the Lim Buy Out by either Mr. Charney or Endeavor.

American Apparel’s conditions to closing

The obligations of American Apparel to consummate the acquisitions contemplated by the Agreement also are conditioned upon each of the following, among other things:

•	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of Endeavor or its business since the date of the Agreement;

•	The trust fund established for the benefit of the holders of Endeavor’s public common stock shall contain no less than $124,042,336 and shall be dispersed to Endeavor immediately upon the closing, less (i) any amounts that may be paid to Mr. Lim by Endeavor, (ii) amounts paid to Endeavor stockholders who have elected to convert their shares to cash in accordance with Endeavor’s certificate of incorporation, (iii) repayment of any interest-free loans made by certain stockholders of Endeavor to fund necessary operating expenses of Endeavor prior to closing, (iv) expenses incurred by Endeavor in connection with the business combination that are not otherwise paid with Endeavor’s assets held outside of the trust fund and (v) other items as set forth in the Agreement; and

•	At the closing, Endeavor shall have executed and delivered the employment agreement for Mr. Charney, as described below.

Endeavor’s conditions to closing

The obligations of Endeavor to consummate the acquisitions contemplated by the Agreement also are conditioned upon each of the following, among other things:

•	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of American Apparel, its subsidiaries or their businesses since the date of the Agreement;

•	Endeavor shall have received American Apparel’s audited consolidated financials for the years ended December 31, 2005 and December 31, 2004 and affirmed consolidated financials for the ten-months ended October 31, 2006 (and any other financials information of American Apparel as required by the applicable proxy rules) and such audited and affirmed financials shall not materially differ from the draft and other financials supplied by American Apparel in connection with the execution of the Agreement;

•	American Apparel shall have obtained all consents, waivers, permits and approvals required to be obtained by it in connection with the acquisition;

•	Endeavor shall have received consolidated financial statements audited and reported on by a PCOAB-registered accounting firm for the year ending December 31, 2006, which presents AAI and CI and all of their respective subsidiaries on a consolidated basis;

•	2006 EBITDA shall be equal to or greater than $30,000,000 (giving effect to up to $5 million of exclusions prescribed by the Agreement);

•	The Projections shall have been delivered as provided in the Agreement and shall indicate that (i) Projected 2007 EBITDA shall be at least $50,000,000 and (ii) Projected 2008 Annualized Run Rate shall be at least $70,000,000 (giving effect to the exclusions and adjustments prescribed by the Agreement);

•	Persons to assume the offices of chief operating officer, chief financial officer and chief information officer shall have been identified and shall have entered into employment agreements with Endeavor, effective as of the Closing Date, on terms mutually and reasonably acceptable to Endeavor;

•	At the closing, Mr. Charney shall have executed and delivered the employment agreement, as described below.

•	Endeavor shall have received a fairness opinion from a qualified investment bank addressed to Endeavor’s board that opines that, as of the date of the opinion, the consideration being given by Endeavor in the acquisition is fair, from a financial point of view, to the stockholders of Endeavor, and that the fair market value of American Apparel is at least equal to 80% of the net assets of Endeavor at time of acquisition.

•	American Apparel, which is currently in default under its bank facilities, shall be in compliance with such facilities at the time of closing of the acquisition.

Termination

The Agreement may be terminated immediately by Endeavor if: (i) the Finalized Financial Statements do not conform with the draft financial statements provided to Endeavor in connection with the execution of the Agreement or otherwise do not comply with Section 6.3(n) of the Agreement and the conditions set forth thereunder; (ii) 2006 Audited Financials are not delivered to Endeavor on or prior to March 31, 2007; (iii) the 2006 EBITDA Statement is not delivered to Endeavor within five business days after the Audit Delivery Date; (iv) 2006 EBITDA is not at least $30,000,000 (giving effect to the up to $5 million of exclusions); (v) the Projections are not delivered to Endeavor within five business days after the Audit Delivery Date; (vi) Projected 2007 EBITDA is not at least $50,000,000 or the Projected 2008 Annualized EBITDA Run Rate is not at least $70,000,000 (as such projections are adjusted to give effect to the exclusions and adjustments contemplated by the Agreement) or such Projections are not prepared in strict accordance with Section 5.22 of the Agreement; or (vii) Endeavor has not obtained the Fairness Opinion by January 30, 2007.

Indemnification

As the sole remedy for the obligation of Mr. Charney to indemnify and hold harmless Endeavor for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of American Apparel or in connection with an identified, existing action (“Pending Claim”), 8,064,516 Transaction Shares will be held back upon consummation of the acquisition, which shall be placed in escrow with an independent escrow agent (“Escrow Fund”). Any indemnification payments shall be paid solely from the shares held back or, at the election of Mr. Charney, in cash paid by Mr. Charney in substitution for such shares. For purposes of satisfying an indemnification claim, shares of Endeavor common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid. Claims for indemnification may be asserted by Endeavor once the damages exceed $250,000 and are indemnifiable to extent that damages exceed $250,000.

Any shares of Endeavor common stock remaining in the Escrow Fund upon the later of (a) the date that is one year after closing of the acquisition and (b) 30 days after Endeavor has filed with the SEC its annual report on Form 10-KSB for the year ending December 31, 2007 such period, the “Escrow Period”) shall be released to Mr. Charney, except those shares reserved against any claims arising prior to that date, if same have not been adjudicated, settled, dismissed or otherwise resolved in its entirety with respect to American Apparel and its subsidiaries and affiliates prior to such date, in such amounts and manner as prescribed in the Escrow Agreement.

Employment Agreement

In connection with the consummation of the acquisition, Mr. Charney will enter into a full-time employment agreement with Endeavor, AAI and each CI company. Under the terms of the employment agreement, Mr. Charney will serve as the Chief Executive Officer and President of each of Endeavor and the American Apparel companies for an initial term of three years. The employment agreement provides that Mr. Charney will receive an annual base salary of $1.00 per year and will not be entitled to receive a bonus. The employment agreement contains certain restrictive covenants that prohibit Mr. Charney from disclosing information that is confidential to Endeavor and the American Apparel companies.

Item 3.02 Unregistered Sales of Equity Securities.

At closing, Mr. Charney will receive an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustments described above in Item 1.01. These shares of Endeavor common stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act.

Item 5.01 Change in Control of Registrant

As a result of the arrangements regarding the election of Endeavor directors who will serve as such after the closing of the acquisition that are described above in Item 1.01, a change in control of Endeavor will occur as a result of the acquisition. As such event will take place more than 60 days after the filing of this Report and because not all of the persons who will so serve have yet been designated and the amounts of Endeavor common stock to be owned by the directors immediately after the acquisition cannot yet be determined, Endeavor is at this time unable to provide information regarding the beneficial ownership of Endeavor common stock by those persons who will be its directors immediately after the acquisition. Such information will be provided in the proxy statement that Endeavor will distribute to its stockholders to solicit their vote to approve the acquisition and the other proposals that will be presented to them for consideration in connection with the acquisition.

Item 8.01 Other Events

Investor Presentation

Attached as Exhibit 99.2 to this Report is the form of slide show presentation that has been used by Endeavor in presentations for certain of its stockholders.

Non-GAAP Financial Measures

The press release and investor presentation filed as exhibits to this Report include certain financial information (EBITDA) not derived in accordance with generally accepted accounting principles (“GAAP”). Endeavor believes that the presentation of this non-GAAP measure provides information that is useful to investors as it indicates more clearly the ability of American Apparel to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. American Apparel’s EBITDA was derived by taking earnings before interest, taxes, depreciation and amortization as adjusted for certain one-time non-recurring items and exclusions.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description
10.1	Agreement and Plan of Reorganization (“Reorganization Agreement”) dated December 18, 2006 among Endeavor Acquisition Corp. (“Endeavor”), AAI Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); American Apparel Inc., a California corporation (“AAI”); each of the corporations that is an affiliate of AAI and formed under the laws of the applicable provinces of Canada or the Canada Business Corporation Act as set forth on Schedule A of the Reorganization Agreement (the “CI companies”); American Apparel, LLC, a California limited liability company (“LLC”); Dov Charney (“Mr. Charney”); Sang Ho Lim (“Mr. Lim”) and each person executing the “CI Stockholder Signature Page” to the Reorganization Agreement (the “CI Stockholders”).

10.2	Form of Voting Agreement to be entered into in connection with the closing of the acquisition by and among Endeavor, certain stockholders of Endeavor and Mr. Charney.

10.3	Form of Lock-Up Agreement to be executed by Mr. Charney in connection with the closing of the acquisition.

10.4	Form of Employment Agreement between Endeavor (and other companies) and Mr. Charney in connection with the closing of the acquisition.

10.5	Form of Escrow Agreement to be entered into in connection with the closing of the acquisition by and among Endeavor, Mr. Charney and Continental Stock Transfer & Trust Company, as Escrow Agent.

10.6	Form of Registration Rights Agreement to be entered into in connection with the closing of the acquisition between Endeavor and Mr. Charney.

99.1	Press release of Endeavor, dated December 18, 2006.

99.2	Investor Presentation.

99.3	Non-affiliation certification of Jonathan J. Ledecky

99.4	Non-affiliation certification of Eric J. Watson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	ENDEAVOR ACQUISITION CORP.

	By:	/s/ Jonathan J. Ledecky
	Name:	Jonathan J. Ledecky
	Title:	President